Exhibit 10.10

                                                            [LOGO] STRINGER SAUL
                                                                   -------------

                             DATED December 10, 2001

                               (1) SKYEPHARMA INC

                                       and

                              (3) ASTRALIS LIMITED

                      ------------------------------------
                                  AGREEMENT FOR
                                    SERVICES
                      ------------------------------------

                        17 Hanover Square London W1S 1HU
                      Tel: 020 7917 8500 Fax: 020 7917 8555

                                      INDEX

                                                                         Page No
 1         Interpretation                                                      1
 2         Appointment                                                         6
 3         Joint Project Team                                                  6
 4         Clinical Services                                                   8
 5         Regulatory Services                                                 9
 6         Development Services                                               10
 7         Changes to the Services                                            10
 8         Investor Relations                                                 11
 9         Confidentiality                                                    11
10         Ownership of Materials and Inventions                              13
11         Fees and Budgets                                                   14
12         Relationship of Parties                                            15
13         Indemnities                                                        16
14         Duration and Termination                                           16
15         Force Majeure                                                      17
16         Consequences of Termination                                        17
17         Assignment                                                         18
18         Entire Agreement Modification and Waiver                           18
19         Notices                                                            18
20         Governing Law and Jurisdiction                                     19
21         Severance of Illegal Terms                                         19
22         Counterparts                                                       20
23         Publicity                                                          20

           Schedule 1: Services
           Schedule 2: Laboratory
           Schedule 3: Timetable
           Schedule 4: Attachments    1. Study Protocol

THIS AGREEMENT is made the 10th day of December 2001

BETWEEN:

(1)   SkyePharma  Inc a US company  having its  principal  place of  business at
      10450   Science   Centre  Drive,   San  Diego,   California   92121,   USA
      ('Contractor').

(2) Astralis Limited, a company registered in Delaware with its principal place of business and registered office at 135 Columbia Turnpike - Suite 301 Florham Park - New Jersey 07932, USA ('Company').

Whereas:

(A) Company is a start-up phase biotechnology company formed to engage in research and development of treatments for immune system disorders and skin diseases

(B) Contractor is engaged in development, manufacture, distribution and sale of pharmaceutical and other health care products and is also engaged in providing certain development and related clinical trial services.

(C) Company wishes to engage Contractor to carry out the Services (as hereinafter defined) upon the terms and conditions below and Contractor is willing and has agreed to perform such Services.

THE PARTIES HEREBY AGREE as follows:

1     Interpretation

1.1 In this Agreement including the recitals hereto, the following terms shall have the respective following meanings unless the context requires otherwise:

      'Guidelines'                    those guidelines regarding compensation to
                                      volunteers and Subjects in clinical trials
                                      as  might  be  recognised   and  generally
                                      applied in any territory where a Study contemplated herein is carried out;

      'Affiliate'                     any  corporation,   partnership  or  other
                                      entity controlled by, controlling or under
                                      common control with Company with 'control'
                                      meaning  direct  or  indirect   beneficial
                                      ownership of more than 50% of the voting power of or more than 50% interest in the income of such corporation, partnership or other entity (in accordance with Section 736 of the English Companies
                                      Act 1985 as amended by the  Companies  Act
                                      1989);

      'Budget' the budget for performance of the Services as may require to be agreed by the parties in accordance herewith;

      'Change Order'                  a  document  detailing  a  change  to  the
                                      Services,   Budget  or  any  other  matter
                                      hereunder made in accordance with clause 7 and/or clause 11;

      'Confidential Information'      any information,  oral, visual or written,
                                      that is not generally known outside of one
                                      party or its Affiliates  acquired directly
                                      or  indirectly  by  the  other  party  its
                                      agents  or  employees   and  whether  made
                                      available  directly or indirectly by or on
                                      behalf  of the first  party or  developed,
                                      generated  or derived by the other  party,
                                      CROs, Monitors,  Investigators or Subjects
                                      in the course of and relating to the Study
                                      or as the case may be,  in the  course  of
                                      providing  the  Services  including,   but
                                      without limitation:

                                      i)    information relating to a party's or
                                            its Affiliates' existing or proposed
                                            products,    designs,   methods   of
                                            manufacture,  research,  technology,
                                            know-how,    processes,    practices
                                            and/or  business  operations such as
                                            marketing plans,  customer lists and
                                            pricing methods, finances as well as
                                            personnel and organisational data;

                                      ii)   results   and   other    information
                                            resulting   from  any   Study,   the
                                            content  of  any  report  or  advice
                                            prepared   by   or  on   behalf   of
                                            Contractor  hereunder,  and  working
                                            papers in relation thereto;

                                      iii)  information embodied in Materials.

      'CRF' a case record form able to record all data required by a Protocol relative to each Subject and approved by Company for use in a Study;

      'CRO' a clinical research organisation (being an independent third party experienced and equipped to conduct clinical trials and related services) advised by Contractors to the Company as being able to conduct a Study;

      'EMEA' the European Agency for the Evaluation of Medicinal Products or its successor in title;

      'Ethics Committee'              the   body   defined   in  ICH  GCP   with
                                      responsibility    for    observance    and
                                      maintenance  of ethical  standards  at the
                                      Study Site, and whether  locally  referred
                                      to   as   an    Ethics    Committee,    an
                                      Institutional    Review   Board   or   the
                                      equivalent body in the country of the Study Site;

      'FDA'                           the   United    States   Food   and   Drug
                                      Administration or its successor in title;

      'ICH GCP'                       ICH Harmonised  Tripartite Guide Lines for
                                      Good  Clinical  Practice  dated 1 May 1996
                                      (effective 17 January 1997) or updated subsequently and GCP shall be interpreted accordingly;

      'IND' an Investigational New Drug Application filed with the FDA, the EMEA or any other regulatory approval that may be required to be issued in order to commence a Study in any country;

      'Improvement'                   any  improvement,  invention  or discovery
                                      conceived,    originated    or   made   by
                                      Contractor  or its  directors or employees
                                      whether  alone or jointly  with others and
                                      arising   wholly  or  partly  out  of  the
                                      activities undertaken during the course of and/or in any way whatsoever related to the provision of the Services;

      'Investigator(s)'               those     persons     with     appropriate
                                      qualifications and experience  selected by
                                      CRO  as  able  to  conduct  the  practical
                                      performance   of  the   Study  in   strict
                                      compliance  with  the  Protocol  including
                                      responsibility  for the integrity,  health
                                      and  welfare  of the  Subjects  during the
                                      Study   and   to   exercise    all   other
                                      responsibilities     of     a     clinical
                                      investigator set out in ICH GCP;

      'Investigator Fee' Schedule'    the  budget for  payment of  Investigators
                                      based   on   Subject   recruitment/visits/
                                      completion of evaluable CRFs, as set out in the Budget;

      'Laboratory'                    the  company  engaged  by CRO  to  provide
                                      laboratory services as required during the Study;

      'Materials'                     documents,  products,  drawings,  designs,
                                      models, records,  reports,  correspondence
                                      (electronic or otherwise)  specifications,
                                      disks,   tapes  and  all  other   tangible
                                      materials;

      'Monitor'                       Contractor  personnel who will monitor the
                                      performance of the Study at the Study Site
                                      including  support  staff  of the same and
                                      all other personnel  engaged by Contractor
                                      to  assist  in  the   performance  of  the
                                      Services;

      'Net Sales'                     means the invoiced amount billed for sales
                                      of products utilising the Technology to third party purchasers, less the following items to the extent they are paid or allowed and included in the invoice price:

                                      (i)   quantity,    trade    and/or    cash
                                            discounts actually granted;

                                      (ii)  amounts  refunded  or  credited  for
                                            Products   which  were  rejected  or
                                            damaged;

                                      (iii) taxes,  tariffs,  customs duties and
                                            surcharges  and  other  governmental
                                            charges  incurred in connection with
                                            the sale, exportation or importation
                                            of such products;

      'NDA' a new drug application or its equivalent filed with the FDA, a marketing authorisation  application  filed with the
                                      EMEA   or   a   marketing    authorisation
                                      application    or   a   product    licence
                                      application or equivalent filed in any other country;

      'Pre-Clinical Study'            means  any  study,  other  than  a  Study,
                                      carried out on Product including,  without
                                      limiting the  generality of the foregoing,
                                      ADME,    toxicology,     pharmacokinetics,
                                      pathology,   pharmaceutical   formulation,
                                      drug     metabolism,     stability     and
                                      pharmacology studies which are required or advisable to be carried out in order to obtain the grant of an IND to develop
                                      Product;

      'Project Manager'               the person to be appointed  by  Contractor
                                      in accordance with clause 3 to oversee the conduct of the Services;

      'Protocol'                      the    statement    of   the    rationale,
                                      objectives,  design and methodology of any
                                      Study including the conditions under which
                                      it is  to  be  performed  which  shall  be
                                      agreed   between  the  parties   following
                                      execution of this

                                      Agreement and attached to this Agreement at Schedule 4;

      'Regulatory Authority'          any  statutory or  governmental  body with
                                      responsibility  in  relation  to  clinical
                                      trials  conducted or empowered to regulate
                                      the dissemination, importation, production
                                      or use of the Study Drug at the Study Site
                                      or  elsewhere  in   accordance   with  the
                                      Protocol and references to 'regulatory' shall be interpreted accordingly;

      'Services'                      those Clinical Trial Services,  Regulatory
                                      Services and Development Services and such
                                      other related  advice and assistance to be
                                      provided by  Contractor  for and on behalf
                                      of  Company  as   specified  or  described
                                      herein;

      'Standards'                     ICH GCP,  Declaration  of  Helsinki  (18th
                                      World  Medical   Assembly  1964)  as  last
                                      modified   by  the  52nd   World   Medical
                                      Assembly  Edinburgh Scotland October 2000,
                                      all applicable national and/or local laws,
                                      regulations and guidelines relating to the
                                      protection   of  human   subjects  in  the
                                      conduct of clinical trials,  all legal and
                                      administrative    requirements    of   the
                                      Regulatory Authority relating to the Study
                                      Drug, Good Laboratory Practices as set out in the UK Compliance Program DoH, 1989 and
                                      US Code of Federal  Regulations  21,  Part
                                      58;

      'Study' the clinical investigation performed as described in the final version of the Protocol;

      'Study Costs'                   the  actual  cost to  Contractor  of those
                                      items contained in the Budget as payable by Contractor to third parties for such specified goods and services necessary to conduct the Study;

      'Study Drug'                    the  investigational  drug(s) specified in
                                      the Protocol including active and inactive
                                      preparations   and   investigational   and
                                      standard devices all placebo and reference compounds;

      'Study Report'                  the final version of the report  detailing
                                      the conduct and results of the Study including all statistical analysis and reports which has been agreed by Company and is suitable for submission to the Regulatory Authority and to which the Protocol shall be appended;

      'Study Site'                    a   hospital,   clinic   or  office  of  a
                                      practising  physician  selected by CRO and
                                      approved   in   writing   by   Company  to
                                      participate  in the  conduct of the Study,
                                      and  from  which  the  Investigator   will
                                      conduct the practical performance of the Study;

      'Subject'                       any  person  eligible   according  to  the
                                      criteria in the Protocol (excluding screen
                                      failures) for recruitment,  inclusion (and
                                      not   for    exclusion)    and   continued
                                      participation in the Study and who has signed an appropriate informed consent form and who is enrolled to take part in the Study;

1.2 In this Agreement the headings and table of contents are included only for convenience and shall not affect its interpretation and where the context so admits: reference to a person shall be deemed to include a natural person, body corporate or incorporate, government or department or agency thereof or any other legal entity; words importing the singular meaning include the plural and vice versa; and reference to the masculine includes the feminine and vice versa; also reference to a clause, Schedule or attachment shall mean a clause in or a Schedule or attachment to this Agreement and the provisions of the Schedules and of the documents referred to in the Schedules/attachments (including without limitation, the Protocol) shall be deemed terms of this Agreement.

1.3 Any word or expression defined in the Protocol and used herein shall bear the same meaning unless the context otherwise requires. In the event of a conflict between any provisions in a Schedule and any term in the body of this Agreement, the provisions of the Protocol shall prevail in respect of any clinical or technical aspect of the conduct of the Study otherwise the terms in the body of this Agreement shall apply in substitution for the conflicting provision.

2     Appointment

2.1 Company hereby engages Contractor to provide the Services and Contractor hereby accepts the engagement and agrees to perform the Services and to conduct such other functions for and on behalf of Company in accordance with and subject to the terms and conditions of this Agreement.

3     Joint Project Team and Project Manager

3.1 Within thirty (30) days of the date hereof, the parties shall establish the Joint Project Team containing senior clinical research and/or regulatory members from both parties. The Joint Project Team shall consist of four (4) members, two (2) from each party. Each party shall designate its members to the Joint Project Team and shall notify the other party in writing if it substitutes or replaces any of its members, whether on a permanent or temporary basis.

3.2 The Contractor shall appoint the Project Manager, who shall be a senior clinical research and/or regulatory employee of the Contractor, and who may be a member of the Joint Project Team.

3.3 The Joint Project Team together with the Project Manager shall meet at least four (4) times per year unless otherwise agreed by the parties. Meetings may be held by telephone or video conference or in person and members may participate in any of the foregoing ways it being recognised that it is the current intention that the Joint Project Team should meet in person at least twice a year, at venues to be agreed by the parties. All costs relating to participation by each member in the activities of the Joint Project Team shall be borne by the party appointing such member.

3.4 The presence of at least two (2) members, one (1) from each party, including the Project Manager, shall constitute a quorum for the purpose of consideration and action by the Joint Project Team. Where necessary, decisions of the Joint Project Team shall be put to the vote. Each party shall have one (1) vote, irrespective of the number of attendees at such meeting. Any deadlock on any such vote shall be referred to the Chief Executive Officer of the Company who shall have the casting vote, or failing his decision, the board of directors of the Company, who shall have the casting vote.

3.5 The Joint Project Team shall keep minutes of meetings and circulate these to the members within fifteen (15) days following the conclusion of the meeting for approval and adoption.

3.6 The Project Manager shall update the Company with progress on the Project on a monthly basis, and will provide the Company with a written report following, and in respect of, each Joint Project Team meeting.

3.7 Additional non-voting representatives or consultants may be invited by either party to attend and participate in Joint Project Team meetings (for example, to evaluate and advise on business or scientific issues) subject to compliance with the confidentiality provisions of Clause 10. Each party shall be responsible for the costs and expenses incurred in connection with the attendance and participation in Joint Project Team meetings of representatives or consultants invited by such party.

3.8 The Joint Project Team shall be responsible, without limitation, for monitoring and co-ordinating certain of the parties' activities regarding the conduct of the Services.

3.9 The Joint Project Team shall remain in existence until the termination of the Agreement or until disbanded by agreement of the parties.

4     Clinical Services

4.1 Contractor shall use all reasonable endeavours to perform the Clinical Services, which shall comprise the following:

      4.1.1 managing and administering clinical trials in the US and in Europe as appropriate;

      4.1.2 collaborating with the Company in selecting a CRO with which the Client shall contract direct;

      4.1.3 managing and directing the activities of the chosen CRO in conduct of the Study;

      4.1.4 monitoring Subject enrolment to ensure as far as reasonably possible that the project timelines for enrolment are met;

      4.1.5 reviewing the CRO's Voice Activated Response System (VARS) and advising the Company of its apparent suitability;

      4.1.6 providing assistance and direction to recruit and qualify an Investigator capable of conducting a Study, with whom the Company shall contract direct;

      4.1.7     managing  the  development  of  the   Investigator's   brochure.
                Contractor  will  also  schedule  and  run  the   Investigator's
                meetings at appropriate times throughout the Study;

      4.1.8 managing the process of Study Site selection, assisting Company with negotiating Study Site contracts, qualifying the Study Sites and co-ordinating with the CRO the activities to be undertaken at the Study Site;

      4.1.9 providing input and expertise in the design of the Protocol to the Company's specifications, such input to include Study design criteria such as packaging and dosage in conjunction with the Company's packaging contractor;

      4.1.10 arranging for an indemnity by Company of Study Sites and procuring clinical trial insurance in an amount of cover mutually agreeable to the parties. Company shall contract direct with Study Sites regarding such indemnity and shall contract direct with the relevant insurers for such clinical trial insurance.;

      4.1.11 providing a qualified medical doctor to co-ordinate and lead the Tolerance Assessment Panel (TAP) on behalf of the Company;

      4.1.12 providing such other necessary clinical services as may reasonably be required with the aim of completing the Chemistry, Manufacturing and Controls (CMC) section of any IND for Study Drugs.

4.2 The parties shall agree a timetable for implementation and completion of any Study and Contractor shall use reasonable endeavours to procure compliance by the CRO with the same.

4.3 Contractor shall report to Company regarding progress of the Services regularly as required but at least monthly as specified in Schedule 1 and shall before the Completion of the Services use reasonable endeavours to procure the provision by the CRO of a management report to Company of any Study specifying in respect of each Study Site that the Study has been completed in accordance with the Protocol and that CRO has overseen and is satisfied that all data collected in relation to the Study has been properly recorded on the CRFs in accordance with the requirements of the Protocol and that CRO is satisfied that the production of the statistical tabulations has all been completed in compliance with ICH GCP.

4.4 Company shall make available to Contractor clinical supplies of the Study Drug for onward despatch to the CRO and Investigator and such other materials facilities, equipment and information as may be in Company's possession from time to time and which Company considers reasonably necessary to the conduct of the Study or to assist in the performance of the Services.

5     Regulatory Services

5.1 Contractor shall use all reasonable endeavours to perform the Regulatory Services, which shall comprise the following:

      5.1.1 managing the process of obtaining an IND to conduct Studies in the United States and Europe;

      5.1.2 providing, on behalf of the Company which shall be the holder of the IND for the Product:

              5.1.2.1 guidance and preparation for the IND and NDA (including the preparation of the manufacturing and CMC section of an IND);

              5.1.2.2 guidance for an NDA submission by Company as required by Company;

              5.1.2.3 co-ordination of the regulatory requirements for the Company;

      5.1.3 updating the IND on behalf of Company for any formulation changes which may occur to the Study Drug covered by the IND.

6     Development Services

6.1 Contractor shall use all reasonable endeavours to perform the Development Services, which shall comprise the following:

      6.1.1 providing drug development expertise (which expertise shall, where Company has exercised its option under the Technology Access Option Agreement of even date herewith and between, among others, Contractor and Company ("the Technology Agreement"), include application of Contractor's drug delivery expertise) to assist the transfer of technology to enable pilot-scale manufacturing by third party manufacturers and conducting feasibility studies including all analytical and stability analysis in preparation for the Product to enable transition to development studies and commercial scale manufacturing;

      6.1.2 assisting in the identification and selection of a third party toll manufacturer capable of manufacturing and/or assembling the Product, including appropriate due diligence of the prospective manufacturer's ability and facilities;

      6.1.3 notwithstanding the provisions of clauses 6.1.1 and 6.1.2, Company shall consider in good faith any offer by Contractor to provide to the Company such pilot-scale manufacturing and/or toll manufacturing services, upon such commercial terms as the parties may agree.

7     Changes to the Service

7.1 Any material change to the Services to be conducted by the Contractor shall be agreed between the parties.

7.2 Any change to the Protocol shall be documented and dated so that it can be uniquely identified as an amendment. Upon receiving a Protocol amendment (or an amended Protocol as the case may be) Contractor will use reasonable endeavours to procure that the CRO shall complete all necessary documentation to support an application for approval of the same to the Ethics Committee and, if costs are to be incurred, these will be agreed by the parties in writing prior to any such submission and thereafter Contractor will use reasonable endeavours to procure that the amended Protocol is provided by the CRO to and signed by each of the Investigators.


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

7.3 Contractor shall advise CRO to proceed with any change to the Services as specified in a written Change Order signed by the parties.

8     Investor Relations

8.1 The Contractor will provide reasonable investor relations services to the Company in respect of the Company's European operations in accordance with a schedule of services to be agreed by the parties on or before 31st December 2001 for the year commencing 1st January 2002. All external costs and expenses incurred by the Contractor in providing such services shall be the responsibility of the Company and shall be reimbursed to the Contractor upon presentation of valid invoices therefor.

9     Confidentiality

9.1 Each party ('the Recipient') agrees to receive and maintain Confidential Information of the other ('the Discloser') in strict confidence and shall not without the prior written consent of the Discloser publish or disclose Confidential Information of the Discloser to anyone (nor allow such publication or disclosure) except such Confidential Information to such persons as may be expressly authorised in accordance with this Agreement. Therefore the Recipient shall:

      9.1.1 use Confidential Information for the sole purpose of the proper performance of their duties in relation to this Agreement and in accordance with such directions as Discloser may give from time to time and not for any other purpose;

      9.1.2 restrict access to Confidential Information and allow access only to CROs, Monitors and Investigators and those other (if any) of its directors, employees, contractors, affiliates and agents, that must use such part of the Confidential Information for the purpose of the conduct of the Study or the performance of the Services and who have been advised of the restrictions hereby accepted by Recipient in relation to the Confidential Information and provided that Recipient shall ensure that each such director, employee, agent, contractor or affiliate is prior to disclosure of Confidential Information to them bound and obligated in writing by provisions of confidentiality in relation to the Confidential Information at least equal to those in this Agreement.

9.2 If necessary to perform the Services and subject to clause 9.1, Contractor shall be permitted to disclose Confidential Information of Company to CROs, Monitors, Investigators and Subjects who have a need to know the information to perform the Services or to authorise such disclosure provided that Contractor ensures that each such disclosure is made in the manner that will best fit with these confidentiality obligations.


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

9.3 Without limiting or affecting the obligations of confidentiality herein, where it is a requirement of GCP that participation in the Study be documented in a Subjects' medical records (as this may have some bearing on their clinical management) information (which may include Confidential Information) bearing direct relevance to that Subject and strictly necessary to comply with GCP requirements may be disclosed to the Subject's clinician provided that such disclosures will be limited to that necessary for the clinical management of the Subjects and are made in the manner that will best fit with these confidentiality obligations.

9.4 Upon termination of this Agreement for whatever reason or on request whether before or after termination Recipient shall immediately surrender and return to Discloser all Materials in its possession or control whether or not they embody Confidential Information without retaining any copy, notes, extracts or derivations therefrom.

9.5 The foregoing obligations of this clause 9 will apply to both Confidential Information disclosed to or generated by Discloser or otherwise acquired directly or indirectly through the performance of the Services and shall not apply only to information which Recipient can show by competent written records maintained in the ordinary course of business was:

      9.5.1 prior to disclosure or generation hereunder publicly available, or otherwise lawfully in its possession and was known to Recipient without restrictions to its use;

      9.5.2 becomes publicly available through sources independent of and not by any act or omission of Recipient, its employees, agents, sub-contractors or affiliates;

      9.5.3 subsequent to disclosure or generation hereunder, disclosed to Recipient by a third party who did not receive such information directly or indirectly from Discloser or any of its Affiliates or in violation of Discloser's rights and which third party was entitled to and did disclose the same without restriction.

9.6 Recipient may disclose such Confidential Information as is necessary pursuant to a legal or regulatory requirement provided that as soon as Recipient is aware of each of the same it notifies Discloser of the requirement and the relevant Confidential Information and gives all reasonable assistance and co-operates to take such measures as may be available to limit the disclosure and preserve the confidentiality of the Confidential Information nevertheless required to be disclosed.

9.7 Nothing in this Agreement shall oblige Discloser to disclose any information to Recipient nor shall it be construed as granting any rights by licence or otherwise in any product Invention or other property of Discloser or any of its Affiliates.

9.8   Recipient's   obligations  of  confidentiality   shall  continue  even  if
      Confidential Information has been returned to Discloser and shall in any event survive termination of this Agreement.

10    Ownership of Materials and Inventions

10.1 Each party shall retain ownership of its Materials and Confidential Information and the other party shall have no proprietary claim thereto.

10.2 Contractor acknowledges and agrees that as between Company and Contractor, Company shall be or if the case requires shall be deemed to be the sole and exclusive owner of the entire interest, title, and intellectual property rights and rights of like nature in any Improvement (whether patentable or not) developed by Contractor as a result of performing Services insofar and to the extent that such Improvement is to Company's existing products which comprise leishmania extract for immunotherapy for psoriasis and leishmaniasis ("the Base Product") and which do not use or exploit the Technology (as defined in the Technology Agreement) or is an Improvement comprising use of the Base Product in any other indication and which does not use or exploit the Technology. For all other Improvements and their uses in respect of the Technology and any Improvement to the Technology, Contractor shall be and remain the sole and exclusive owner thereof.

10.3 Contractor shall promptly disclose to Company in writing any Improvement of which it becomes aware arising wholly or partly out of the activities undertaken in the course of or in any way whatsoever related to the Service and/or Study.

10.4 At Company's request, Contractor shall assign and/or execute such documents and/or take such other action as may be reasonably necessary to ensure that the rights referred to in clause 10.2 above are properly vested in Company and in connection with establishing, maintaining, extending and defending such rights.

10.5 Contractor shall provide advisory services to Company in respect of the protection, defence and exploitation of those patents and other intellectual property rights in those products services or processes as might be generated or acquired during the conduct of the Services and to which the Company is entitled. Such services shall include a review of all patents and other intellectual property rights currently subsisting in Company and will be in accordance with a schedule of services to be agreed by the parties on or before 31st December 2001 for the year commencing 1st January 2002. All external costs and expenses incurred by the Contractor in providing such services shall be the responsibility of the Company and shall be reimbursed to the Contractor upon presentation of valid invoices therefor.

11    Fees and Budgets

11.1 In consideration of the performance of the Services Company shall pay to Contractor the fees as specified herein.

11.2 Company acknowledges and agrees that Contractor has commenced conduct of the Services prior to signature of this Agreement Accordingly, upon signature, Contractor shall present to Company invoices for Services conducted to date of this Agreement. The fees payable to the Contractor for the year to December 31st 2001 shall be $US3,000,000, payable in equal instalments of $US1,500,000 for the period to the date of this Agreement and for the month of December 2001.

11.3 The fees payable to the Contractor for the year to December 31st 2002 shall be $US8,000,000, payable in equal instalments of $US665,000 in each month of 2002.

11.4 The fees payable to the Contractor for the year 2003 and beyond shall be the subject of negotiation between the parties. During the fourth calendar quarter of 2002 the parties shall meet to discuss the development of the project contemplated herein to date and negotiate in good faith the continuation of this Agreement on suitable financial terms, which shall be based upon Contractor's usual financial terms for providing like services.

11.5 The Contractor and the Company shall agree on the Budget for Study Costs for the period to 31st December 2002. . The Budget for Study Costs for the year 2003 and beyond shall be agreed between the parties during the fourth calendar quarter of 2002, and the Budget shall be reviewed thereafter annually.

11.6 Company shall be responsible for payment of all Study Costs and all payments to CROs Investigators or Study Sites direct. Notwithstanding the foregoing, Contractor may make payment for Study Costs necessarily and reasonably incurred by Contractor in performance of the Services provided that Contractor shall not incur any cost materially in excess of aggregate specified in the Budget without first obtaining the written consent of Company. For this purpose Contractor shall report to the Company's Chief Executive Officer or such other person as Company shall from time to time nominate. Company shall reimburse Contractor for all such costs incurred by Contractor.

11.7 Contractor shall present invoices to Company for Fees due to be paid in accordance with clauses 11.2, 11.3 and 11.4 above and monthly in arrears for those costs incurred under clause 11.6 during the preceding month together with such evidence of such Study Costs and expenses as Company may reasonably require. Each invoice shall describe in reasonable detail the matters to which the invoice relates. Payment of proper and correct invoices shall be made by Company within 30 days of the date of invoice.

11.8 Should any payment hereunder be paid after its due date, Contractor may charge interest on any amount unpaid at LIBOR plus 5% from the date payment is first due until the date of actual payment. In addition to the right to charge interest, in the event any amount remains unpaid 45 days or more from the invoice date, the Contractor may suspend the conduct of the Project or any of the Services.

11.9 All payments to be made by Company to Contractor hereunder shall be made to the following account:

      Pay to:                      FC - Silicon Valley Bank
                                   3003 Tasman Drive
                                   Santa Clara, CA 95054, USA

      Routing & Transit No:        \\FW:121140399
                                   --------------

      Swift Code:                  SVBKUS6SA

      For Credit of:               SkyePharma Inc

      Final Credit Account No:     FNC - 3300161686

12    Relationship of Parties

12.1 Contractor is engaged as and shall provide the Services as an independent contractor to Company and nothing in this Agreement or any subsequent document entered into by the parties shall be construed as implying or creating any employment, partnership or other relationship between Company or its Affiliates, and Contractor or anyone used by Contractor in the performance of the Services including without limitation, CROs, Monitors and Investigators.

12.2 Notwithstanding the remainder of this clause 12.2, any part of this Agreement or the terms of any power of attorney or other document entered into by either or both of the parties, unless this clause is specifically overridden by reference Contractor shall have no authority to bind or commit Company in any manner whatsoever and shall not at any time hold itself out to as having the authority to enter into or incur any commitment, expense, liability or obligation of any nature on behalf of Company, except to the limited extent to which this Agreement authorises Contractor in performance of the Services to identify CROs, Investigators and Study Sites, and to incur Study Costs and then only provided that nothing in any agreement entered into between Contractor and any other person shall bind Company in any way to directly make any payment or to provide any service on behalf of Contractor.

13    Indemnities

13.1 Company shall indemnify Contractor, CRO, the Study Site and Investigators in respect of legal liability to third parties for claims for death or bodily injury caused by the administration of Study Drug supplied by Company for use in the Study where such liability is attributable to the negligence or wilful misconduct of Company (except where the same arises due to the negligent act, omission or breach of this Agreement by Contractor provided that:

      13.1.1 Company is notified in writing within twenty one (21) days of receipt by Contractor of notice of any claim to which Company's indemnity may apply and Company or its insurers if Company so requests is permitted full care and control (including settlement) of such claims; and

      13.1.2 Contractor does not take any material step in relation to or settle such claims and co-operates fully by providing to Company all reasonable assistance (at Company's expense) in the investigation and defence of such claims, and mitigation of any loss.

13.2 Company acknowledges and agrees that it will abide by any applicable Guidelines.

14    Duration and Termination

14.1 This Agreement shall commence on the date written above and shall continue (unless terminated earlier in accordance with any other provision hereof, or extended by agreement of the parties) until 31st December 2002. Termination or expiration of this Agreement shall not absolve the parties from liability to complete obligations that should have been completed prior to the date of termination or from the subsequent loss and effect of that failure on the other party.

14.2 Company may terminate this Agreement at any time upon 30 days written notice to Contractor and immediately if Contractor is guilty of gross misconduct.

14.3 Either party may terminate the Study at any time by written notice to the other for reasons of Subject safety or efficacy of the Study Drug and in such circumstances termination of the Study shall be carried out immediately upon notification (by telephone or otherwise) and termination of the Agreement shall be within one week of such notification however such emergency notification always shall be followed by a written confirmation of termination or if that other party:

      14.3.1 is in breach of any of the terms of this Agreement and, in the case of breach capable of remedy, does not remedy such breach within 10 days of receipt of a notice specifying the breach and requiring its remedy; or

      14.3.2 becomes insolvent or makes an arrangement with its creditors, or otherwise ceases or threatens to cease business.

14.4 Should the Agreement be terminated, Company shall continue to be obliged to pay, and shall pay to the Contractor the fees specified in clause 11, and Contractor shall provide the Services in respect of an alternative product candidate as might be nominated by Company.

15    Force Majeure

15.1 The parties shall not be liable for non-performance of obligations under this Agreement (except obligations of confidentiality) to the extent that such performance is hindered or prevented by reason of legislation, government prohibition, natural physical disaster, invasion, war, acts of terrorism, civil commotion, 'Act of God', the refusal, withholding or withdrawal of any necessary approval by the Regulatory Authority or any other contingency beyond the control of such party ('Force Majeure') provided that the party affected gives written notice of the event of Force Majeure to the other.

15.2 Should an event of Force Majeure continue for a period exceeding two months, this Agreement may be terminated by the party not claiming the benefit of Force Majeure giving written notice of termination to the other party.

16    Consequences of Termination

16.1 Upon termination or where specified below upon notice of termination of this Agreement or the Study for any reason:

      16.1.1 at Company's option, Contractor shall either manage the termination of the Study or transfer responsibility for any remaining work as expeditiously as possible and in accordance with Company's instructions and all applicable national and local laws, regulations and guidelines;

      16.1.2 Contractor shall within thirty days of notice of termination return to Company all Materials in Contractor's possession or control including but not limited to all Confidential Information;

      16.1.3 the accrued rights and obligations of the parties in relation to this Agreement or any breach of this Agreement shall not be affected;

      16.1.4 Company shall reimburse to Contractor all Study Costs to the extent reasonably incurred and that cannot be cancelled, reduced or applied elsewhere. Contractor shall perform no further work within the given notice period except as may be reasonably necessary in accordance with clause
              16.1.1 and 16.1.2 to close down the Study and/or to transfer responsibility safely;

      16.1.5 the provisions of clauses 9, 10, 11, 13, 14 and this clause 16 and any other right or obligation which by its nature is intended to come into effect, continue or that is necessary to give effect to such surviving provisions shall not be affected.

17    Assignment

17.1 The rights and obligations of Contractor under this Agreement are personal to Contractor and shall not be assigned sub-contracted or delegated except as contemplated therein, without the prior written consent of the Company (which consent shall not be unreasonably withheld).

18    Entire Agreement Modification and Waiver

18.1 This Agreement (including the Schedules and attachments hereto) set out and constitute the entire understanding, warranties and agreement of the parties. The parties acknowledge that no reliance is placed on any prior agreement, representation or understanding whether written or oral relating to its subject matter.

18.2 No amendment or waiver of this Agreement or of any right herein shall be deemed effective unless made in writing and agreed to in writing by a duly authorised officer of each of the parties.

19    Notices

19.1 Any notice or communication given under or in connection with this Agreement by either party to the other shall be in writing and shall be served by sending the same by registered post or recorded delivery or personally delivered to the address specified below for such party or to such other address as the relevant party may have previously notified to the party giving notice in accordance with this clause as its address for service:

19.2  All notices shall be addressed as follows:

      To Company:     Astralis Limited
                      135 Columbia Turnpike
                      Suite 301 Florham Park
                      New Jersey 07932, USA
                      Tel:
                      Fax:
                      Attention: Mike Ajnsztajn CEO

      With a copy to: Andrew Jay Stamelman
                      Riker Danzig Scherer Hyland & Perretti, LLP
                      1 Speedwell Avenue
                      Morristown, NJ 07962
                      (973) 538-0800 ext. 882
                      (973) 538-1984 (fax)

      To Contractor:  SkyePharma Plc, 105 Piccadilly, London W1J 7NJ
                      Tel:        +44 20 7491 1777
                      Fax:        +44 20 7491 3338
                      Attention:  Michael Ashton, CEO and Donald Nicholson, CFO.

19.3 Notices which are given in accordance with this Agreement will be deemed to have been received by the addressee:

      19.3.1  in the case of personal delivery, at the time of such delivery;

      19.3.2 in the case of communication by first class pre-paid post, three working days after despatch;

      19.3.3  in  the  case  of   communication   by  facsimile,   at  the  time
              transmission is confirmed to the sender provided a hard copy of such notice is subsequently sent.

20    Governing Law and Jurisdiction

20.1 This Agreement is governed by and shall be construed in all respects with the laws of New York.

21    Severance of Illegal Terms

21.1 If any provision of this Agreement is agreed by the parties to be illegal, void or unenforceable or if any regulatory body or court of competent jurisdiction in a final decision so determines, this Agreement shall continue in force save that such provision shall be deemed to be severable and excised herefrom with effect from the date of such agreement or decision or such earlier date as the parties may agree provided that if such materially affects the commercial terms of this Agreement the parties shall negotiate in good faith to agree amendment of the Agreement to maintain and preserve as far as possible the originally intended commercial effect.

22    Counterparts

22.1 This Agreement shall have two identical original documents, namely the duly signed and dated top copy version one of which is to be held by each of the parties. Each counterpart may be deemed as an original but all of which shall constitute one and the same instrument.

23    Publicity

23.1 The parties agree that neither of them will make any official press release, announcement or other formal publicity relating to the subject matter of this Agreement without first obtaining in each case the prior written consent of the other party, which consent will not be unreasonably withheld.

IN WITNESS whereof the duly authorised representative of the parties have executed this Agreement the day and year first above written.

Signed by:

/s/ SKYEPHARMA INC
....................................................................
duly authorised for and on behalf of
SKYEPHARMA INC

Title:  ...........................................................

Date:   ...........................................................

Signed by:

/s/ ASTRALIS LIMITED
....................................................................
duly authorised for and on behalf of
ASTRALIS LIMITED

Title:  ...........................................................

Date:   ...........................................................

SCHEDULE 1

                                    Services

Organising and co-ordinating meetings
Finalizing Budgets for Study Costs
GANTT chart production for development of Product

SCHEDULE 1 Part II

To be finalised

SCHEDULE 2

Laboratory

SCHEDULE 3 Timetable

DELETE THOSE PARTS NOT APPLICABLE

                                                  Estimated      Completion
Event                                             Period         Date

Agreement of Proposal:
Study preparation and planning
Final approved protocol
Regulatory submission
Selection of Sites/Pre-study  visits
Local Research Ethics Committee Submissions
First Ethics Committee Approval
Distribute supplies to Study Site
Study Site initiation visits
Commence screening
First Patient enrolled
Commence Clinical Phase - first visit
Interim safety data provided (if applicable)
Enrollment of Last Subject
Last Patient last visit/Last Patient complete
End of Clinical Phase
Close Out
Submission of last CRF to data management
Results of laboratory assays analysis
Database locked
Statistical Analysis: All Statistical tables and listings available to Company Draft integrated Study report provided to Company
Provision of CRFs and comments on Study Report
Final integrated Study report
Latest date for Completion of Services

SCHEDULE 4

ATTACHMENT 1 - Study Protocols

NWK3: 659810.01